Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-165092) and in the Registration Statements on Forms S-8 (No. 333-58298, No. 333-129152, No. 333-147448 and No. 333-161459), of our report dated June 7, 2010 relating to the financial statements of Hotel Ritz Madrid S.A., which appears in this Form 10-K/A Amendment No. 1 to the Annual Report on Form 10-K of Orient-Express Hotels Ltd. and subsidiaries for the year ended December 31, 2009.

PricewaterhouseCoopers

Madrid, Spain

June 17, 2010